EXECUTION

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of the 16th day of July, 2025 (“Effective Date”), by and between each Trust (hereinafter each a “Trust”, and collectively the “Trusts” as applicable) on behalf of its Funds (hereinafter, each a “Fund”) listed on Appendix A hereto (as such Appendix may be amended from time to time) and THE BANK OF NEW YORK MELLON, a New York corporation authorized to engage in a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”).

WHEREAS, each Trust, on behalf of a Fund, will ordinarily issue for purchase and redeem shares of beneficial interest of a Fund (the “Shares) only in aggregations of Shares known as “Creation Units” (each a “Creation Unit”);

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the registered owner (the “Shareholder”) of all Shares of a Fund; and

WHEREAS, each Trust, on behalf of a Fund, desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, each Trust on behalf of its Funds, hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its transfer agent for the authorized and issued Shares, and as a Trust’s dividend disbursing agent.

1.2 Pursuant to such appointment, the Bank agrees that it will perform the following services:

(a) In accordance with the terms and conditions of this Agreement and the Authorized Participant Agreements prepared by a Trust’s distributor (“Distributor”) applicable to a Fund, a copy of which is attached hereto as Exhibit A and in accordance with a Fund’s current prospectus and statement of additional information, and any effective amendments thereto actually provided to the Bank, the Bank shall:

(i) Perform and facilitate the performance of purchases and redemptions of Creation Units for a Fund;

(ii) Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by a Trust on behalf of a Fund;

(iii) Maintain separate and distinct records for each Fund with respect to the record of the name and address of the Shareholder and the number of Shares issued by a Fund and held by the Shareholder in a Fund and maintain the record of the name and address of each Authorized Participant (as defined in the Authorized Participant Agreement);

(iv) Record the issuance of Shares of a Fund and maintain a record of the total number of Shares of a Fund which are outstanding. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of a Trust.

(v) Prepare and transmit to a Trust and a Trust’s administrator and to any applicable securities exchange (as specified to the Bank by a Trust or its administrator) information with respect to purchases and redemptions of Shares of a Fund;

(vi) On days that a Trust, on behalf of a Fund, may accept orders for purchases or redemptions of a Fund’s Shares, calculate and transmit to the Distributor and a Trust’s administrator the number of outstanding Shares of a Fund;

(vii) On days that a Trust, on behalf of a Fund, may accept orders for purchases or redemptions of a Fund’s Shares (pursuant to the Authorized Participant Agreement), transmit to the Bank, a Trust, and DTC the amount of Shares of a Fund purchased on such day;

(viii) Confirm to DTC the number of Shares of a Fund issued to the Shareholder, as DTC may reasonably request;

(ix) Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x) Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares of a Fund in accordance with policies and procedures of DTC for book-entry only securities;

(xi) Distribute or maintain, as directed by a Trust, amounts related to a Fund’s purchases and redemptions of Creation Units, dividends and distributions, variation margin on derivative securities and collateral;

(xii) Send to the National Securities Clearance Corporation (“NSCC”) on the evening of each trade day each Fund’s holdings or with respect to a semi-transparent Fund a create/redeem basket, as applicable, for the following trade day;

(xiii) Create and maintain separate and distinct books and records for a Fund of a Trust specified by a Trust in Schedule A attached hereto;

(xiv) Prepare a monthly report of all purchases and redemptions of Shares of a Fund during such month on a gross transaction basis, and identify on a daily basis the net number of Shares of a Fund either redeemed or purchased on such Business Day and with respect to each Authorized Participant (as defined in the Authorized Participant Agreement) purchasing or redeeming Shares of a Fund, the amount of Shares of a Fund purchased or redeemed;

(xv) Receive from the Distributor or from its agent purchase orders from Authorized Participants for Creation Unit aggregations of Shares of a Fund received in good form and accepted by or on behalf of a Trust by the Distributor, generate or cause to be generated and transmitted confirmation of receipt of purchase orders to Authorized Participants; promptly transmit appropriate trade instructions to the NSCC or DTC, if applicable, and pursuant to such orders issue the appropriate number of Shares of a Fund and hold such Shares of a Fund in the account of the Shareholder of a Fund of a Trust;

(xvi) Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to the Bank as custodian for a Fund of a Trust and, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the NSCC or DTC, if applicable, and redeem the appropriate number of Creation Unit aggregations of Shares held in the account of the Shareholder and at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner, such monies, if any, to the redeeming Authorized Participant; and

(xvii) Confirm the name, U.S taxpayer identification number and principal place of business of each Authorized Participant.

(xviii) The Bank may execute transactions directly with Authorized Participants to the extent necessary or appropriate to enable the Bank to carry out any of the duties set forth in items (i) through (xvii) above.

(xix) Maintain and manage, as agent for the Trust and each Fund, such bank accounts for the sole benefit of the Trust and a Fund as the Bank shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Creation Unit purchases and redemptions and the payment of a Fund’s dividends and distributions. The Bank may maintain, in accordance with applicable law, such accounts at the bank or banks deemed appropriate by the Bank;

(xx) Process any request from an Authorized Participant to change its account registration (including, without limitation, the processing of changes to any Personal Identification Numbers (PINS) or other identification procedures used by the Bank in connection with transactions by Authorized Participants);

(xxi) (a) Except as otherwise instructed by a Trust, on behalf of a Fund, the Bank shall process all transactions for a Fund in accordance with the policies and procedures mutually agreed upon between a Trust and the Bank with respect to the proper net asset value to be applied to purchases received in good order by the Bank or from an Authorized Participant before any cut-offs established by a Trust, and such other matters set forth in items (i) through (xx) above as these policies and procedures are intended to address. The Bank shall report to a Trust any known exceptions to the foregoing.

(b) The Bank may (1) maintain and manage, as agent for a Trust and its Funds, such accounts as the Bank shall deem necessary for the performance of its duties under this Agreement, including, but not limited to: the processing of Creation Unit purchases and redemptions; accepting and effectuating the registration and maintenance of accounts, and the purchase and redemption of Creation Units in such accounts, in accordance with instructions transmitted to and received by the Bank by transmission from DTC or NSCC on behalf of Authorized Participants; and (2) issue instructions to a Fund’s banks for the settlement of transactions between the Fund and DTC or NSCC (acting on behalf of the applicable Authorized Participant); and paying dividends and distributions; The Bank may maintain such accounts at financial institutions deemed appropriate by the Bank in accordance with applicable law.

(c) In addition to the services set forth in the above sub-section 1.2(a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to, maintaining the accounts of a Shareholder, obtaining at the request of DTC participants holding interests in the Global Certificate maintaining the items set forth on Schedule A attached hereto, and performing such services identified in each Authorized Participant Agreement. The Bank shall provide the office facilities and the personnel required by it to perform the services contemplated herein at no additional cost to the Trust.

(d) The following shall be delivered by the Bank to DTC participants as identified by DTC as the Shareholder for book-entry only securities:

(i) Annual and semi-annual reports of a Trust and its Funds;

(ii) Fund proxies, proxy statements and other proxy soliciting materials;

(iii) Fund prospectuses and amendments and supplements thereto, including stickers; and

(iv) Other communications as a Trust may from time to time identify as required by law or as a Trust may reasonably request

(v) The Bank shall provide additional services, if any, as may be agreed upon in writing by a Trust and the Bank.

(e) The Bank shall keep records relating to the services to be performed hereunder, in the form and manner required by (i) applicable laws, rules, and regulations under the Investment Company Act of 1940, as amended (the “1940 Act”) and to the extent required by Section 31 of the 1940 Act and the rules thereunder (the “Rules”) and (ii) the Commodity Exchange Act (“CEA”) in connection with the services provided hereunder for any Fund identified to the Bank in writing as being a commodity pool operated by a registered commodity pool operator. All such books and records shall be the property of a Trust, will be preserved, maintained and made available to a Trust in accordance with this Section, the Rules and the CEA and related regulations, and will be surrendered promptly to a Trust on and in accordance with its request or upon termination of this Agreement in the format reasonably specified by the Fund. The Trust and any of its authorized persons shall have access to such books and records in the possession or under control of the Bank at all times during the Bank’s normal business hours. Upon the reasonable request of a Trust, copies of any such books and records in the possession or under the control of the Bank shall be provided by Bank to a Trust or any of its authorized persons.

(f) The Bank shall preserve for the period(s) required by (i) the 1940 Act and the CEA, as applicable, and (ii) any court order, regulatory action or subpoena communicated to the Bank by the Funds, the books and records required to be maintained thereunder. All such books and records shall be maintained in a form reasonably acceptable to the applicable Fund, and shall be reasonably arranged and indexed by the Bank in a manner that permits reasonably prompt location, access and retrieval of any particular record, including, if requested by a Fund, within the time period specified by applicable regulators. The Bank shall not destroy any files, records or documents created or maintained by the Bank pursuant to this Agreement except in accordance with its record retention policy as communicated to the Trusts from time to time or if such destruction is authorized by the Trust by means of written Instructions. Notwithstanding the above, if the format specified by the Fund is not a format the Bank utilizes to maintain the books and records, the Trust shall pay the expenses reasonably incurred by the Bank in converting such books and records to the requested format.

1.3 The Bank agrees to promptly notify the Trust in the event of any of the following:

(a) Any of the representations and warranties of the Bank in Section 3 below cease to be true and correct;

(b) The Bank is for any reason unable to perform any of its obligations under this Agreement; or

(c) Except as may be prohibited by applicable law, any legal, regulatory or administrative proceedings that have been instituted against the Bank, which would materially impair the Bank’s ability to perform its duties and obligations under this Agreement.

2. Fees and Expenses

The Bank shall receive from a Trust, such compensation for the Bank’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. The parties agree that any new fees and/or expenses to be charged to a Fund that are related to any changes to the services required by any new applicable law, rule or regulation shall be agreed upon in advance.

2.1 In addition to the fee paid under Section 2.1 above, each Trust, on behalf of a Fund, agrees to reimburse the Bank for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of a Fund’s securities shall be borne by the relevant Authorized Participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of a Trust will be reimbursed by a Trust on behalf of a Fund.

2.2 Each Trust, on behalf of its Funds, agrees to pay all fees and reimbursable expenses within twenty business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by a Trust, on behalf of a Fund, at least seven (7) days prior to the mailing date of such materials.

2.3 Each Trust, on behalf of its Funds, hereby represents and warrants to the Bank that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Bank or to the adviser to, or sponsor of, a Trust in connection with this Agreement, including, but not limited to, any fee waivers, reimbursements, or payments made, or to be made, by the Bank to such adviser or sponsor or to any affiliate of a Trust relating to this Agreement have been fully disclosed to the board of trustees of a Trust and that, if required by applicable law, such board of trustees of a Trust has approved or will approve the terms of this Agreement, and any such fees, expenses, and benefits.

3. Representations and Warranties of the Bank

(a) The Bank represents and warrants to a Trust that:

(i) It is and will continue to be a banking company duly organized and existing and in good standing under the laws of the State of New York.

(ii) It is and will continue to be duly qualified to carry on its business in the State of New York.

(iii) It is and will continue to be empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement.

(iv) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(v) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

(vi) It is and will continue to be duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and it will remain so registered for the duration of this Agreement.

(vii) It is and will continue to be in full material compliance with federal and state laws applicable to its duties under this Agreement.

(viii) This Agreement, when executed and delivered by the parties hereto, will constitute a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms.

(ix) The Agreement’s execution and performance will not cause a material breach or be in material conflict with any other agreement or obligation of the Bank or any law or regulation applicable to it.

4. Representations and Warranties of a Trust

(a) Each Trust, on behalf of its Funds, represents and warrants to the Bank that:

(i) It is duly organized and existing and in good standing under the laws of Delaware.

(ii) It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

(iii) It is an open-end management investment company registered under the 1940 Act.

(iv) A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Trusts has become effective, will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

(v) This Agreement, when executed and delivered by the parties hereto, will constitute a legal, valid and binding obligation of each Trust enforceable against the Trust in accordance with its terms.

(vi) The Agreement’s execution and performance will not cause a material breach or be in material conflict with any other agreement or obligation of each Trust or any law or regulation applicable to it.

5. Indemnification

5.1 Subject to its performance in good faith and in accordance with the Standard of Care, the Bank shall not be responsible for, and the Trust, on behalf of itself and each Fund, severally and not jointly, shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, reasonable expenses and liabilities arising out of or attributable to:

(a) all actions of the Bank required to be taken pursuant to this Agreement, provided that such actions are taken in accordance with the Standard of Care and without negligence, bad faith, fraud, reckless disregard of its duties, willful misconduct or breach of this Agreement;

(b) the Trust’s material breach of any representation, warranty, or covenant of the Trust hereunder;

(c) the Bank’s reliance upon any instructions of the Trust or any of its officers, employees, agents or subcontractors who have been designated by the Trust as authorized persons;

(d) the offer or sale of Creation Units in violation of any requirement under the federal or state securities laws or regulations requiring that such Creation Units be registered, or in violation of any stop order or other determination or ruling by any federal or state agency having jurisdiction over the Trust with respect to the offer or sale of such Creation Units; and

(e) any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Bank as transfer agent hereunder.

5.2 At any time, the Bank may apply to any officer of the Trust for instructions with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust or the applicable Fund, reasonably believed to be genuine and signed by an authorized person and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust or an authorized person. Nothing in this Section shall be construed as imposing upon the Bank any obligation to seek such instructions

5.3 In order that the indemnification provisions above shall apply, upon the assertion of a claim for which the Trust may be required to indemnify the Bank, the Bank shall promptly notify the Trust of such assertion, and shall keep the Trust advised with respect to all material developments concerning such claim. The Trust shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name. The Bank shall in no case confess any claim or make any compromise in any case in which the Trust may be required to indemnify the Bank except with the Trust’s prior written consent, which shall not be unreasonably withheld.

5.4 Subject to the terms of this Agreement, including, without limitation, Section 6.1 below, the Bank shall indemnify and hold the Trust and each Fund, separately and not jointly, harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, reasonable expenses and liabilities, the recovery of which is not excluded by another provision of this Agreement, arising out of or attributable to the Bank’s (i) breach of this Agreement (including without limitation a breach of the Standard of Care and any breach caused by an agent or subcontractor of the Bank for whose actions the Bank is responsible under this Agreement) and (ii) willful misconduct, bad faith, reckless disregard of its duties, fraud, or negligence.

In order that the indemnification provisions contained in this Section 5.4 shall apply, upon the assertion of a claim for which the Bank may be required to indemnify the Trust, or any Fund thereof, the Trust shall promptly notify the Bank of such assertion, and shall keep the Bank advised with respect to all material developments concerning such claim. The Bank shall have the option to participate with the Trust in the defense of such claim or to defend against said claim in its own name. The Trust shall in no case confess any claim or make any compromise in any case in which the Bank may be required to indemnify the Trust, or any Fund thereof, except with the Bank’s prior written consent, which shall not be unreasonably withheld.

5.5 This indemnification provision shall apply to actions taken or omissions pursuant to this Agreement or an Authorized Participant Agreement.

6. Standard of Care and Limitation of Liability

6.1 In performing its responsibilities under this Agreement, the Bank agrees to exercise reasonable care, prudence, expertise and diligence such as a person having responsibility for providing transfer agent services to investment companies registered under the 1940 Act would exercise (the “Standard of Care”), but assumes no responsibility and shall not be liable for any loss or damages arising out of the Bank’s performance of or failure to perform its duties under this Agreement except to the extent such losses or damages arise out of the Bank’s willful misconduct, bad faith, fraud, reckless disregard of its duties, negligence, or from a breach of this Agreement. The parties agree that any encoding or payment processing errors shall be governed by this Standard of Care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section. In no event shall either party be liable to the other party for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, attorneys’ fees relating thereto) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, whether or not such party has advance notice thereof.

7. Concerning the Bank

7.1

(a) The Bank may employ agents or attorneys-in-fact which are not affiliates of the Bank with the prior written consent of a Trust (which consent shall not be unreasonably withheld), and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such agents or attorneys-in-fact, provided that the Bank acts in good faith and with reasonable care in the selection and retention of such agents or attorneys-in-fact.

(b) The Bank may, without the prior written consent of a Trust, enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder, and the Bank will be liable for the acts and omissions of any affiliate of the Bank as if the Bank provided such services directly.

7.2 The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. Each Trust agrees to forward to the Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank. Each Trust, on behalf of its Funds, agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank.

7.3 The Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of its regulators (the “Disaster Recovery Plan and Back-Up System”). The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruption, loss or malfunctions of transportation, computer (hardware or software) or communication services; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if the Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure, the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances and shall notify the board of a Trust unless prohibited by law or regulation) about the nature of such delay or failure. The Bank will provide an executive summary of the Disaster Recovery Plan and Back-Up System upon reasonable request of a Trust. The Bank will endeavor to test the adequacy of its Disaster Recovery Plan and Back-Up System at least annually. Upon request by a Trust, the Bank will provide a Trust with a letter summarizing the most recent Disaster Recovery Plan and Back-Up System test results. In addition, the Bank shall, upon reasonable request, provide a high-level presentation summarizing the Disaster Recovery Plan and Back-Up System Plan and shall, upon reasonable request, discuss with senior management (including the board) of a Trust the Disaster Recovery Plan and Back-Up System.

In the event that the Trust reasonably believes that the occurrence of any such event described in the previous paragraph will substantially prevent, hinder or delay performance of the services contemplated by this Agreement for more than five (5) consecutive business days, the Trust may take commercially reasonable actions to mitigate the impact of such services not being provided, including, but not limited to, at the Trust’s expense, contracting with another service provider to provide such services during such period; provided, that the Trust shall consult with the Bank in good faith in connection with any such mitigation and the Bank shall provide the Trust reasonable assistance in good faith in connection therewith; provided, further, that the Bank shall resume providing, and the Trust shall pay for, such services when the Bank resumes providing them, unless the Trust has terminated this Agreement pursuant to the terms of Section 11.2. Notwithstanding anything set forth in this Section 7.3, (a) in no event shall the Trust be obligated to pay any fees under this Agreement to the Bank with respect to any services not actually provided during any event described in this Section 7.3, and (b) the Trust shall have no responsibility to pay the Bank for services temporarily performed by a third party service provider.

7.4 The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Authorized Participant Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Authorized Participant Agreement.

7.5 At any time the Bank may apply to an officer of the Trust, but is not obligated to do so, for written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank, its agents, and subcontractors shall not be liable for any action taken or omitted to be taken in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written or oral instructions in response to such application specifying the action to be taken or omitted. In connection with the foregoing, the Bank may at its own expense consult with legal counsel of its own choosing, but is not obligated to do so, and advise a Trust if any instructions provided by a Trust at the request of the Bank pursuant to this Section or otherwise would, to the Bank’s knowledge, cause the Bank to take any action or omit to take any action contrary to any law, rule, regulation or commercially reasonable practice for similarly situated service providers. In the event a situation or circumstance arises whereby the Bank adopts a course of conduct in reliance upon written legal advice it has received (which need not be a formal opinion of counsel) and the course of conduct is not identical to the course of conduct contained in the instructions received from a Trust, the Bank may rely upon and follow the written legal advice without liability hereunder provided it otherwise acts in compliance with this Agreement and notifies a Trust of its determination.

7.6 The Bank, its agents and subcontractors may act upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by or on behalf of a Trust by machine readable input, telex, CRT data entry or other similar means authorized by a Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from a Trust.

7.7 The Bank shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Bank in connection with the services provided by the Bank hereunder. Notwithstanding the foregoing, the parties hereto acknowledge that a Trust shall retain all ownership rights in Trust data residing on the Bank’s electronic system.

7.8 Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a) The legality of the issue, sale or transfer of any Shares of a Fund, the sufficiency of the amount to be received in connection therewith, or the authority of a Trust, on behalf of a Fund, to request such issuance, sale or transfer;

(b) The legality of the purchase of any Shares of a Fund, the sufficiency of the amount to be paid in connection therewith, or the authority of a Trust, on behalf of a Fund, to request such purchase;

(c) The legality of the declaration of any dividend by a Trust, on behalf of a Fund, or the legality of the issue of any Shares in payment of any stock dividend; or

(d) The legality of any recapitalization or readjustment of the Shares of a Fund.

7.9 The Bank will furnish to a Trust, no more than once annually, its System and Organization Controls Reports (SOC 1) as well as such other reports and information relating to the Bank’s policies and procedures and its compliance with such policies and procedures and with the laws applicable to its business and its services, as the parties may mutually agree upon.

7.10 The Bank shall cooperate with a Trust’s independent public accountants and shall take reasonable actions to provide such information, as may be reasonably requested by a Trust from time to time, to such accountants for the expression of their opinion.

7.11 Nothing in this Agreement shall limit or restrict the Bank, any affiliate of the Bank or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to some or all of the services provided hereunder; provided, however, that notwithstanding this paragraph the Bank may not use a Fund’s proprietary information received by the Bank hereunder in providing such services to such other third parties.

7.12 During the term of the Agreement, the Bank will implement and maintain an information security program (“ISP”) with written policies and procedures reasonably designed to protect the confidentiality and integrity of a Trust’s and its Funds’ confidential information provided to the Bank in accordance with the Agreement and when in the Bank’s possession or under the Bank’s control (“Customer Data”). The ISP will include administrative, technical and physical safeguards, appropriate to the type of Customer Data concerned, reasonably designed to: (i) maintain the integrity, confidentiality and availability of Customer Data; (ii) protect against anticipated threats or hazards to the security or integrity of Customer Data; (iii) protect against unauthorized access to or use of Customer Data that could result in substantial harm or inconvenience to a Trust or its shareholders, and (iv) provide for secure disposal of Customer Data. The Bank shall develop, implement and maintain, at its sole expense, a system or methodology to audit for compliance with the requirements of the preceding sentence that is consistent with the SOC controls framework. Such safeguards will include, but shall not be limited to, virus protection, password protection and encryption of data in transmission at a minimum standard of AES 256. The Bank will provide a Trust, at least annually, with the most recent SOC reports of its systems and methodologies prepared by an independent third party (“SOC Reports”), and will provide an attestation letter (the “Attestation Letter”), which shall be in the form generally provided by the Bank to other similarly situated customers of services similar to the services provided under this Agreement, prepared by the qualified, independent third party engaged by the Bank that performed its most recent penetration and ethical hack testing of its internet-facing environment relevant to the systems used to provide services under this Agreement. The Bank shall maintain books and records sufficient to demonstrate its compliance with the terms of this 7.12. Upon reasonable notice to the Bank, the Bank will arrange for its relevant subject matter experts to meet with the relevant subject matter experts of a Trust once annually and at such other times as a Trust may reasonably request to review the Bank’s security controls and any deficiencies identified in the SSAE-18 audit reports. The Bank acknowledges and agrees that, in addition to the Attestation Letter and SOC Reports, it shall discuss with and make available to a Trust the ability to view at the Bank’s offices the Bank’s vulnerability management policy as part of the Bank’s participation in ta Trust’s periodic security review. At such meeting, a Trust may view the Bank’s security-related policies and procedures; however, no documentation may be copied, shared, transmitted or removed from the Bank’s premises, except as mutually agreed. In the event that a Trust reasonably identifies a weakness in the information security measures adopted by the Bank which has caused or will cause a material breach of the information security measures described in this Section 7.12, a Trust shall provide full details of such weakness in writing to the Bank. If a Trust and the Bank mutually agree in writing that a weakness identified by a Trust in writing to the Bank will cause the Bank to materially breach the information security measures described in this Section 7.12, then the Bank will seek to remediate such weakness by incorporating it into its vulnerability and remediation schedule. All nonpublic documentation and information disclosed to Trust in accordance with this Section 7.12 shall be deemed proprietary and Confidential Information of the Bank. The Funds shall not disclose such documentation or information to any third party (except to the extent permitted, necessary or required pursuant to Section 8.6 or use it for any purpose other than evaluating the Bank’s security controls, except that a Trust may disclose the Bank’s SSAE-18 summary to a Trust’s external auditors provided that such external auditors are required to maintain the confidentiality of the summary and any related information.

7.13 In the event of any actual or reasonably suspected, based on the Bank’s experience, breach of security of its systems resulting in the actual or reasonably suspected, based on the Bank’s experience, unauthorized access to or acquisition, use, loss, destruction, compromise or disclosure of any of the confidential records or information of a Fund (each, a “Security Breach”), upon learning of the Security Breach, the Bank shall notify such Fund as promptly as reasonably possible (but no later than 72 hours after becoming aware that a Security Breach has occurred) of the relevant facts related to such Security Breach then known to the Bank, and of additional relevant facts promptly after they become known to the Bank, in the manner provided in Section 18 of this Agreement and also by sending notice to NetworkOperationsSecurityCenter@franklintempleton.com and/or such other electronic mail address or addresses as a Trust, on behalf of a Fund, may specify by written notice to the Bank. The Bank shall at its sole cost: (i) promptly investigate such Security Breach; (ii) resolve or mitigate the vulnerability that facilitated the Security Breach to the extent possible; (iii) restore any lost or damaged data using generally accepted data restoration techniques; and (iv) conduct a root cause analysis to provide the Fund with a summary of the findings and actions taken to prevent recurrence of such Security Breach. If a Security Breach occurs with respect to personal information in the possession or under the control of the Bank or any of its affiliates, subsidiaries, agents or employees, the Bank shall be responsible for each Fund’s reasonable costs associated with responding to such Security Breach, including, but not limited to, the costs of notifying affected individuals and taking any remedial action required by applicable statutes, laws, rules and regulations and any such other remedial action that the Bank reasonably deems necessary (with due regard for industry standards, if any).

7.14 On a quarterly basis, the Bank will provide to a Trust a certification in connection with Rule 38a-1 under the 1940 Act, including an attestation as to whether there have been any material changes to the summaries of policies and procedures provided to a Trust, and sub-certifications related to the Sarbanes-Oxley Act of 2002. The Bank reserves the right to amend and update its compliance program and the measurement tools and certifications provided thereunder from time to time in order to address changing regulatory and industry developments.

7.15 The Bank will maintain, at all times during the term of this Agreement, insurance of the types and in the amounts as are commercially reasonable, taking into account the nature of its business, the associated risks and the cost and availability of insurance having commercially viable terms and conditions. The Bank agrees to provide a Trust with certificates of its applicable insurance coverage, and shall provide an update at a Trust’s written request, but no more frequently than annually.

8. Providing of Documents by a Trust and Transfers of Shares

8.1 Each Trust, on behalf of its Funds, shall promptly furnish to the Bank with a copy of its Agreement and Declaration of Trust and all amendments thereto.

8.2 In the event that DTC ceases to be the Shareholder, the Bank shall re-register the Shares in the name of the successor to DTC as Shareholder upon receipt by the Bank of such documentation and assurances as it may reasonably require.

8.3 The Bank shall have no responsibility whatsoever with respect to of any beneficial interest in any of the Shares of a Fund owned by the Shareholder.

8.4 Each Trust, on behalf of its Funds, shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares of a Fund authorized to be issued to the extent applicable:

(a) A certified copy of the amendment to a Trust’s Agreement and Declaration of Trust with respect to such increase, decrease or change; and

(b) An opinion of counsel for a Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares of a Fund, the obtaining of all necessary governmental consents, whether such Shares of a Fund are fully paid and non-assessable and the status of such Shares of a Fund under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of a Trust with regard to the 1940 Act, and (iii) the due and proper listing of the Shares of a Fund on all applicable securities exchanges.

8.5 Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, a Trust shall deliver to the Bank:

(a) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares of a Fund, as the case may be, and an opinion of counsel for a Trust that no other order or consent is required; and

(b) An opinion of counsel for a Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares of a Fund, the obtaining of all necessary governmental consents, whether such Shares of a Fund are fully paid and non-assessable and the status of such Shares of a Fund under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of a Trust with regard to the 1940 Act, and (iii) the due and proper listing of the Shares of a Fund on all applicable securities exchanges.

8.6 The Bank and each Trust agree that all books, records, confidential, non-public, or proprietary information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, shall be used by the other party hereto solely for the purpose of rendering or receiving services pursuant to, or otherwise in accordance with, this Agreement; and shall not be voluntarily disclosed to any person other than its auditors, accountants, regulators, employees, agents, attorneys-in-fact or counsel, except (i) as may be required in carrying out this this Agreement and (ii) as may be, or may become required by law, by administrative or judicial order or by rule, provided that the disclosing party shall give prompt notice to the other party of any such disclosure to the extent practicable and permitted by applicable law and upon the non-disclosing party’s request, the disclosing party will use reasonable efforts to obtain assurances from the relevant authority that confidential treatment will be accorded to the information that is required to be disclosed. To the extent required to be disclosed to third parties in carrying out this Agreement, the disclosing party shall require such third party to treat confidentially such information commensurate with this Section 8.6. Nothing in this Agreement shall be deemed to authorize the Bank to waive attorney-client, work product or other legal privilege by or on behalf of a Trust or its investment adviser. The Bank has established and maintains policies and measures reasonably designed to protect the confidentiality of customer information, and will subject information hereunder to such policies and measures. The foregoing confidentiality obligation shall not apply to any information to the extent: (i) it is already known to the receiving party at the time it is obtained; (ii) it is or becomes publicly known or available through no wrongful act of the receiving party: (iii) it is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality; (iv) it is released by the protected party to a third party without restriction; or (v) it has been or is independently developed or obtained by the receiving party without reference to the information provided by the protected party. The parties acknowledge and agree that any breach or threatened breach of this Section would cause financial damage and irreparable harm to a Trust and the Funds for which money damages will not be an adequate remedy. Accordingly, in the event of a breach or threatened breach of this Section, a Trust, in addition to, and not in limitation of, all other rights and remedies it may have, shall be entitled to an injunction restraining disclosure or misuse, in whole or in part, of any confidential information.

8.7 In case of any requests or demands for the inspection of the Shareholder records of a Trust, the Bank will promptly employ reasonable commercial efforts to notify a Trust and secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person provided, however, that the Bank, unless prohibited from doing so by applicable law or regulatory authority, will notify the Trust of any such exhibition so that the Trust may seek a protective order or other appropriate remedy.

9. Key Performance Indicators.

The Bank and a Trust may from time to time agree to document the manner in which they expect to deliver and receive, respectively, the services contemplated by this Agreement. The parties agree that such measures (hereinafter referred to as “KPIs”) reflect performance goals and dependencies and any failure to perform in accordance with the provisions thereof shall not in and of itself be considered a breach of contract that gives rise to contractual or other remedies unless the parties mutually expressly agree otherwise. Nothing in this Section shall modify the Standard of Care under this Agreement or be construed to prevent a party from pursuing any remedy otherwise available to it pursuant to this Agreement. The Trust and the Bank agree to periodically review the Bank’s performance against the KPIs. Where any such review reveals that one specific KPI has measured at a “red” or “amber” status for three consecutive months (“Rectification Trigger”), the Trust may, in its sole discretion, invoke the process set out in this Section:

(i)

The Bank shall investigate, assemble and preserve (in accordance with its records management policy) all pertinent information with respect to, and report the root causes of the problem that led to the Rectification Trigger and the Trust shall provide such assistance as the Bank may reasonably request;

(ii)

The Bank shall propose an appropriate written corrective action plan (“Rectification Plan”) with respect to such failure and in any event within ten (10) business days, or as otherwise reasonably agreed by the parties. The Rectification Plan shall set out the anticipated improvements (“Anticipated Improvements”) and the timeline over which those improvements are expected to be realized (“Plan Period”), which shall be no longer than ninety (90) days (without a Trust’s prior written consent, not to be unreasonably withheld or delayed). The Trust shall review the Rectification Plan within five (5) business days and shall (without any liability, waiver or resulting obligation or deemed acceptance of approach) comment on the Rectification Plan, suggest improvements and/or challenge any assumptions and ideas embodied in the Rectification Plan. It is acknowledged that a Trust shall not be obligated or required to acknowledge the Rectification Plan will achieve the relevant KPIs. Upon the parties agreeing on the terms of the Rectification Plan, the Bank shall, as soon as reasonably practicable, implement the Rectification Plan so as to deliver the Anticipated Improvements.

(iii)	The Bank shall provide the Trust with regular updates of the progress of the Rectification Plan and the parties shall periodically review the progress during the Plan Period;

(iv)	The Bank shall, as soon as reasonably practicable, notify the Trust in writing of any material changes to the Rectification Plan from time to time and the reasons for those changes; and

(v)	At the end of the Plan Period, the Bank shall report on whether the Rectification Plan has delivered the Anticipated Improvements in accordance with this Section 9.

10. Audit Rights.

During the term of this Agreement, the Bank shall provide to the Trust and to its internal and external auditors, inspectors, regulators and other authorized representatives of the Trust access to the Bank’s books and records for the purpose of conducting financial, operational or regulatory audits. Such audits shall be conducted at the Trust’s expense (which shall include costs related to providing materials, copying, faxing, retrieving stored materials, and similar expenses) and shall occur during the Bank’s regular business hours and upon advance notice to the Bank and, except as otherwise agreed to by the parties or for regulatory audits, no more frequently than once a year. Audits will be conducted with representatives of the Bank present at all times. The Trust’s representatives will comply with all standard safety, confidentiality and security procedures of the Bank. In connection with such audits, the Trust’s representatives shall not attempt to access, nor will they review, the records of any other clients of the Bank. In the event the parties mutually agree to permit an onsite visit/inspection at Bank’s offices, such inspections shall be conducted in a manner that will not materially interfere with the Bank’s normal and customary conduct of its business activities, including the provision of services to the Trust and to other clients. The Bank may require any persons seeking access to its facilities to provide reasonable evidence of their authority. The Bank may also reasonably require any of the Trust’s representatives to execute a confidentiality agreement before granting such individuals access to its facilities. Nothing contained herein shall obligate the Bank to provide access to or otherwise disclose: (i) any information that is unrelated to the Bank or the Trust and the provision of the services hereunder; (ii) any information that is treated as confidential under the Bank’s corporate policies, including, without limitation, internal audit reports, compliance or risk management plans or reports, work papers and other reports and information relating to management functions; or (iii) any other documents, reports or other information that the Bank is obligated to maintain in confidence by contract, by its regulators or otherwise as a matter of law, legal privilege or regulation.

11. Termination of Agreement

11.1 The term of this Agreement shall be five (5) years commencing upon the date hereof (the “Initial Term”) and shall automatically renew for additional one-year terms (each a “Subsequent Term”) unless any party provides written notice of termination at least ninety (90) days prior to the end of the Initial Term or any Subsequent Term or, unless earlier terminated as provided below.

11.2 Notwithstanding the preceding paragraph 11.1 of this Section 11, in the event that the Bank or a Trust (as applicable, a “Defaulting Party”) shall fail in any material respect to perform its duties and obligations (in the case of the Bank, in accordance with the Standard of Care) hereunder (including, in the case of the Bank, through persistent non-material failures to perform its duties or obligations hereunder or the persistent failure to meet agreed upon KPIs), the other party (the “Other Party”) shall have given written notice thereof to the Defaulting Party, and such material failure shall not have been remedied to the reasonable satisfaction of the Other Party within thirty (30) days after such written notice is received, then, as applicable, the Trust may terminate this Agreement by providing thirty (30) days’ written notice of such termination to the Bank, or the Bank may terminate this Agreement by providing one hundred twenty (120) days’ written notice of such termination to the Trust. In addition, notwithstanding the preceding sentence, this Agreement may be terminated by the Trust (i) immediately in the event (a) the Bank ceases to be qualified as a transfer agent under the 1934 Act, or (b) provided the Trust provides prompt advance notice thereof, the Trust or a Fund liquidates, dissolves, merges or reorganizes with another investment company or, (ii) by providing thirty (30) days’ written notice of such termination to the Bank in the event that the Bank is indicted for a crime, commences any bankruptcy or insolvency proceeding or has such a proceeding initiated against it which is not dismissed within sixty (60) days, or suffers any other material adverse change in its condition, operations or professional reputation that is determined by the Trust in its reasonable discretion to threaten the continuing performance of services hereunder or the reputation of the Trust. Upon termination of the Agreement pursuant to this paragraph 11.2 with respect to any Trust or Fund, the Trust, on behalf of the applicable Fund, shall pay to the Bank such compensation as shall have accrued to the effective date of such termination.

11.3 [Reserved.]

11.4 [Reserved.]

11.5 Termination of this Agreement with respect to the coverage of any one particular Trust or Fund shall in no way affect the rights and duties under this Agreement with respect to any other Trust or Fund.

11.6 Notwithstanding any provision of this Section 11 to the contrary, in the event that this Agreement is terminated in its entirety, the parties agree to continue operating under the terms of this Agreement as if this Agreement remained in full force and effect for one year or for such shorter period of time as the remaining Trust or Trusts may determine in their sole discretion is necessary for an orderly transition of transfer agency services to a new transfer agent. The Bank agrees to cooperate and work in good faith, including without limitation by transferring such records and performing such services as are reasonably necessary to substitute the successor transfer agent for the Bank; provided that the Bank shall be under no obligation to undertake any unduly burdensome action with respect to such transition and the Bank shall be compensated for such activities as mutually agreed upon by the parties hereto in advance.

11.7 Should a Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by a Trust.

11.8 The terms of Article 2 (with respect to fees and expenses incurred prior to termination), Article 5 and Article 6 shall survive any termination of this Agreement.

11.9 Upon termination of the Agreement, the Bank will (i) surrender all records maintained by the Bank in accordance with Section 1.2(e) above, and (ii) at a Trust’s request, offer assistance in converting, within a reasonable time frame agreed to by the parties, the transition of a Trust’s records from the Bank’s systems to the services or systems designated by a Trust for such transition, subject to compensation of the Bank for such assistance at its standard rates and fees in effect at that time.

12. Additional Trusts or Funds

Additional management investment companies (each a “New Trust”) and additional series of existing management investment companies that are listed on Appendix A hereto or of New Trusts (each a “New Fund”) may from time to time be added as Trusts and Funds serviced under this Agreement by (A)

delivery to the Bank of (i) an executed instrument of adherence by the New Trust, pursuant to which such New Trust agrees to become bound by and party to this Agreement, (ii) an amendment and restatement of Appendix A setting forth the appropriate information as to such New Trust and/ or New Fund, and (iii) copies of the Documents (as defined below) of such New Trust and/or New Fund and (B) the Bank’s receipt of the foregoing Documents, whereupon the Bank, subject to the satisfactory completion of its customary due diligence, shall, in accordance with Section 15 below, agree in writing to the addition of such New Trust and/or New Fund which agreement shall not be unreasonably withheld, it being under stood that the Bank shall not be deemed to be unreasonable in the event that (i) the Bank’s ability to provide services hereunder to the New Trust or New Fund is otherwise restricted by regulatory requirements or (ii) the Bank does not generally offer transfer agency services to institutional clients regarding the particular type of fund or assets. “Documents” shall mean such documents, including but not limited to, board of trustees’ resolutions, including resolutions of the New Trust’s or New Fund’s board of trustees authorizing the execution, delivery and performance of this Agreement by the New Trust or New Fund, and opinions of outside counsel, as the Bank may reasonably request from time to time, in connection with its provision of services under this Agreement.

13. Assignment

13.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the written consent of the other party; provided, however, subject to the following sentence either party may assign this Agreement to a party controlling, controlled by or under common control with it. The Bank (i) may assign or delegate certain of its obligations hereunder to an affiliate or subsidiary of the Bank without the Trust’s prior written consent, provided that the Bank shall remain responsible for the actions and omissions of such affiliate or subsidiary as if such actions or omissions were taken by the Bank; (ii) may assign or transfer this Agreement in connection with a sale of a majority or more of its assets, equity interests or voting control, provided that the Bank gives the Trust ninety (90) days prior written notice of such assignment or transfer, such assignment or transfer does not impair the provision of services under this Agreement in any material respect, and the assignee or transferee has all necessary licenses and registrations and ability to perform the Bank’s duties hereunder and agrees to be bound by all terms of this Agreement in place of the Bank; and (iii) may subcontract with, hire, engage or otherwise outsource to an unaffiliated third party with respect to the performance of any one or more of the functions, services, duties or obligations of the Bank under this Agreement and Bank shall remain fully and absolutely liable to the Trust for any loss, cost or expense arising directly or indirectly from the actions or omissions of any such subcontractor as if such actions or omissions were taken by the Bank.. The Bank shall notify the Trust promptly following the execution of any agreement that would result in, or would be expected to result in, a change of control of the Bank or any parent of the Bank.

13.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

14. Severability and Beneficiaries

14.1 In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, the legality and enforceability of the remaining provisions shall not in any way be affected thereby provided obligation of a Trust to pay is conditioned upon provision of services to a Trust by the Bank.

14.2 This Agreement is solely for the benefit of the Bank and a Trust, on behalf of its Funds, and none of any Authorized Participants (as defined in the Authorized Participant Agreement), the Distributor, any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

15. Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

16. New York Law to Apply

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each Trust and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each Trust, on behalf of its Funds, and the Bank hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each Trust and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

17. Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

18. Notices

All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

If to the Bank:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: ETF Operations

with a copy to:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Legal Dept. – Asset Servicing

If to a Trust:

Putnam ETF Trust

100 Federal Street

Boston, Massachusetts 02110

19. Information Sharing

The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Group”). The BNY Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) a Trust consents to the disclosure of and authorizes the Bank to disclose information regarding a Trust (“Customer-Related Data”) to the BNY Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Bank may store the names and business contact information of a Trust’s employees and representatives on the systems or in the records of the BNY Group or its service providers. The BNY Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Group (so long as such aggregated data represents a sufficiently large sample that no Fund data can be identified either directly or by inference or implication), and notwithstanding anything in this Agreement to the contrary the BNY Group will own all such aggregated data and, provided that the BNY Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular customer or can be reverse engineered to identify Customer-Related Data with a particular customer. Each Trust, on behalf of its Funds, confirms that it is authorized to consent to the foregoing.

20. Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

21. Limitations and liabilities of the Trustees and Several Obligations of the Funds

21.1 A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Maryland or Delaware, as applicable, and notice is hereby given that this instrument is executed on behalf of the Trustees of a Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees individually but are binding only upon the assets and property of the applicable Fund. The Bank acknowledges and agrees that any obligations and liabilities of a Trust or any Fund arising hereunder shall not be binding upon any of the shareholders, Trustees, officers or employees of a Trust, as provided in a Trust’s charter documents, and that, to the extent the Trustees are regarded as entering into this Agreement, they do so only in their capacity as trustees and not individually. The Bank further acknowledges and agrees that it shall look solely to the property of the applicable Fund for the performance of any obligation or liability of a Trust hereunder.

21.2 Obligations of Trusts and Funds Not Joint. For the avoidance of doubt, each Trust listed on Appendix A hereto is acknowledged to have separately executed this Agreement on behalf of itself and its Funds and this Agreement shall be deemed to be a separate agreement with respect to each Trust. Under no circumstances, and notwithstanding anything in this Agreement to the contrary, shall any one Trust or its Funds be liable for the obligations, actions or omissions of any other Trust or its Funds under this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below.

PUTNAM ETF TRUST
ON BEHALF OF EACH OF ITS SERIES LISTED ON APPENDIX A

By:	/s/ Jonathan Horwitz
Name: Jonathan Horwitz
Title: Executive VP
Date: 7/2/2025

THE BANK OF NEW YORK MELLON

By:	/s/ Danielle Adamson
Name: Danielle Adamson
Title: Director
Date: 7/16/2025

APPENDIX A

Trust and Funds

PUTNAM ETF TRUST

Putnam Focused Large Cap Value ETF

Putnam ESG Core Bond ETF

Putnam Sustainable Leaders ETF

Putnam Sustainable Future ETF

Putnam PanAgora ESG International Equity ETF

Putnam BDC Income ETF

Putnam ESG High Yield ETF

Putnam ESG Ultra Short ETF

Putnam Focused Large Cap Growth ETF

Putnam PanAgora ESG Emerging Markets Equity ETF

Putnam Emerging Markets ex-China ETF

Putnam BioRevolution ETF

SCHEDULE A

Books And Records To Be Maintained By The Bank

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding Shares between a Trust and DTC

Dividend Records

Year-end Statements and Tax Forms

EXHIBIT A

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (this “Agreement”) is entered into by and between ________________ (the “Participant”) and Franklin Distributors, LLC (the “Distributor”), principal underwriter of each trust listed on Annex A (the “Trust”) and its separate series (each, a “Fund” and collectively, the “Funds”). Capitalized terms used herein and not otherwise defined have the meaning assigned to them in Section 14 of this Agreement.

WHEREAS, the Trust is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company;

WHEREAS, the Trust offers shares of the Funds, each constituting individual investment portfolios that relate solely to the assets specifically allocated to such portfolios;

WHEREAS, each Fund is listed for trading on one or more U.S. national securities exchanges or associations and operates as an “Exchange Traded Fund” or “ETF”;

WHEREAS, the Distributor serves as the principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of each Fund of the Trust (“Shares”);

WHEREAS, The Bank of New York Mellon acts as the transfer agent for the Trust (the “Transfer Agent”);

WHEREAS, the Shares of each Fund offered by the Trust (now or in the future) may be directly purchased from or redeemed to the Trust at a price based on the NAV per Share (subject to applicable Law and the terms hereof) only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor; and

WHEREAS the Distributor and the Participant intend that the Trust shall be a third party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound and in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, agree as follows:

1.	ORDERS FOR PURCHASE AND REDEMPTION GENERALLY

a.

Participant Status. In connection with each Order to purchase or redeem Shares directly with the Trust at their NAV, the Participant shall be deemed to repeat and affirm each of the covenants, representations and warranties made by Participant made in Section 6 hereof.

b.

Creation Units. Shares of a Fund may only be purchased or redeemed by a Participant directly from the Trust, through the Distributor, in aggregations constituting a Creation Unit. The number of Shares of a Fund constituting a Creation Unit will be stated in the Prospectus of the Trust relating to that Fund.

c.	Authority to Transact. The Participant is authorized to purchase and redeem Creation Units of the Funds, subject to applicable Law and the terms hereof.

d.

Funds May Have Different APs. The Participant acknowledges and agrees that one or more other participants may be granted the right to purchase or redeem Shares of a particular Fund and that the Funds for which Participant serves as a participant may be different than the Funds for which other participants serve as participant.

e.

Procedures for Orders. The procedures for placing and execution of Purchase Requests and Redemption Orders are described in the Prospectus for each Fund and in the Participant Supplement. All Orders shall be placed and executed in accordance with the terms and procedures set forth in the Prospectus and the Participant Supplement. Orders received in proper form in accordance with such terms and procedures shall be processed at the NAV per Share of the relevant Fund next determined after such Order is received in proper form, as determined by the Distributor in its sole discretion. The Participant acknowledges and agrees that the Funds may determine their NAV per Share at different times and certain Funds may establish procedures regarding the time that Orders are placed by the Participant. The Participant agrees to comply with any and all requirements stated in the Prospectus and in the Participant Supplement to the extent applicable to it. The Trust and the Distributor reserve the right to revise or augment the procedures relating to the manner of purchasing or redeeming Creation Units at any time. The Distributor will make commercially reasonable efforts to provide notice to the Participant of any changes to the Participant Supplement with respect to the placement of Orders. The Participant agrees to comply with such procedures as they may be revised or augmented from time to time. Revised or augmented procedures shall not apply retroactively to Orders submitted prior to such time the Distributor has sent notice of such change in procedure, unless required by applicable Law.

f.

Consent to Recording. It is contemplated that the phone lines, websites or other electronic portals used by the Distributor, the Trust, the Transfer Agent, the Participant or their Affiliated Persons with respect to any Orders may be recorded, and the Parties hereby consent to the recording of all calls and electronic transactions in respect of Orders with any of those Parties and by the Transfer Agent. The Parties agree that either Party and the Transfer Agent may use such recordings in connection with any dispute or proceeding relating to this Agreement. In the event that the Distributor, the Trust, the Participant or their Affiliated Persons become legally compelled to disclose to any third party any such recordings, such disclosing Party agrees to provide each recorded Party with reasonable advance written notice identifying the recordings to be so disclosed.

g.

Irrevocability. All Orders are irrevocable and considered final when placed by a Participant. Accordingly, the Participant acknowledges and agrees that it may not be possible to cancel or modify an Order once the Participant has placed it, and the Participant agrees to exercise caution before placing all Orders. Any attempt the Participant makes to revise or cancel an Order may be deemed a request to place a new Order that may modify or cancel the previous Order, at the sole discretion of the Trust. The Participant shall be responsible for any and all reasonable expenses and costs incurred by the Trust in connection with any modified or cancelled Order. It is acknowledged and agreed that the Trust, and the Distributor on behalf of the Trust, has the absolute right to reject any Purchase Request or Redemption Order (to the extent permitted by Law and the Prospectus) transmitted to it by the Distributor. It is further acknowledged and agreed that the Transfer Agent may reject any Purchase Request or Redemption Order not received in the form designated by the Trust or the Distributor. The Distributor shall notify the Participant as soon as reasonably practicable of any such rejection of an Order. It is acknowledged and agreed that notice may not be reasonably practicable until after the time the Distributor stops accepting Orders for that day. The Distributor or the Transfer Agent, as applicable, will promptly return to the Participant upon rejection of an Order to purchase or redeem Shares all consideration, including Shares and any Cash Amount (in the case of a Redemption Order), Deposit Instruments and/or cash (if applicable) and the Cash Amount (in the case of a Purchase Request) tendered by the Participant in connection with such Order.

h.

Prospectus and Trade Confirmation Delivery. The Participant consents to the delivery of the Prospectus, trade confirmations, annual or semi-annual or other periodic reports regarding the Funds, shareholder information and notices and other information regarding the Funds (“Fund Information”) electronically. The Participant agrees to maintain a valid email address, software applicable for reading such documents in “PDF” format (or other equivalent format that the Funds may use from time to time) and continuous internet access for purposes of receiving the Fund Information and further agrees to promptly notify the Distributor if its email address for this purpose changes. The Participant may, at any time, request reasonable quantities of paper copies of the Fund Information and any supplements or amendments thereto or recirculation thereof, and the Distributor agrees to provide them promptly to the Participant. Participant shall deliver, or cause to be delivered, a copy of the Prospectus to shareholders as required by applicable Law.

2.	EXECUTION OF PURCHASE REQUESTS

a.

Portfolio Deposit. To effect the purchase of a Creation Unit of a Fund, the Participant agrees to deliver to the Trust, on behalf of the Fund, the Deposit Instruments or cash, in circumstances where the Trust determines to require an all-cash creation process, plus any applicable Cash Amount. The Participant understands that a Creation Unit will not be issued until the requisite number of Deposit Instruments and the Cash Component or, if applicable, cash in the amount required by the Trust for a cash creation, as well as applicable transaction fees, are transferred to the Trust on or before the Contractual Settlement Date for the Order, in accordance with the terms of the Prospectus and the Participant Supplement. The Participant agrees that any Cash Component and any Cash Amount payable to the Fund will be made available to the Trust, on behalf of the Fund, in immediately available same day funds.

b.

Cash in Lieu. The Trust may, in its sole discretion (as limited by its ETF Exemptive Order), permit or require the substitution of an amount of cash to be added to any Cash Amount to replace any Deposit Instrument (“cash in lieu”).

c.

Delivery of Collateral or Portfolio Deposit. As described in the Prospectus and the Participant Supplement from time to time, in the event that the basket of Deposit Instruments to be delivered by the Participant in connection with any Purchase Request are missing some of the required Deposit Instruments on the Contractual Settlement Date for such Purchase Request, the Distributor, the Trust and the Transfer Agent may agree not to treat such Purchase Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the Contractual Settlement Date, in anticipation of delivery of all or a portion of the requisite Deposit Instruments, delivers to the Trust, in accordance with the delivery instructions provided by the Distributor, cash collateral, free of all liens other than that in favor of the Trust, in an amount not less than

105% of the market value of the missing Deposit Instruments. The Trust may, in its discretion, require additional cash collateral to be posted if, in the sole discretion of the Trust, the Deposit Instruments to be delivered warrant an increased collateral ratio or the existing collateral is insufficient to protect the Fund from market or other risks relating to the undelivered instrument. Such cash collateral shall be marked-to-the-market daily so that the amount posted is never less than 105% (or such higher percentage as determined by the Trust) of the market value of the missing Deposit Instruments until the earlier of the acquisition of such Deposit Instruments by the Trust (a “buy-in”) or delivery of the missing Deposit Instruments by the Participant. The Fund may at anytime effect a buy-in with respect to the missing Deposit Instruments and use such cash collateral to purchase the missing Deposit Instruments without further consultation with the Participant, and the Participant shall be responsible for any shortfall experienced by the Trust in effecting such buy-in as well as related transaction expenses. The Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts and/or Cash Components, in connection with Purchase Requests by such Participant or any Participant Client or other person submitting a Purchase Request through Participant. The Participant understands and agrees that in the event collateral or the Portfolio Deposit are not fully transferred to the Trust by the time specified, a Purchase Request may be cancelled by the Trust and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Fund or the Distributor related to the cancelled Purchase Request.

d.

Rejection of Purchase Requests. The Trust or the Distributor may reject any order to purchase Creation Units for any reason, including if an order to purchase Shares is not submitted in proper form, and the Transfer Agent may reject an order not received in the form designated by the Trust or the Distributor. In addition, a Fund expects to reject a purchase request transmitted to it by the Distributor if: (a) the Participant or Participant Client or group of Participants or Participant Clients, upon obtaining the Creation Units of Shares of a Fund, would own eighty percent (80%) or more of the outstanding Shares of such Fund; (b) the acceptance of the Deposit Instruments would have certain adverse tax consequences, such as causing the Fund to no longer to meet regulated investment company status under the Code for federal tax purposes; (c) the acceptance of the Deposit Instruments would, in the opinion of the Fund, be unlawful, as in the case of a purchaser who was banned from trading in securities; (d) the acceptance of the Deposit Instruments would otherwise, in the discretion of the Fund, or its investment adviser or sub-adviser, have an adverse effect on the Fund or on the rights of the Fund’s beneficial owners; or (e) there exist circumstances outside the control of the Fund that make it impossible to process purchases of Creation Units of Shares for all practical purposes. The Participant acknowledges that the Trust or the Distributor on behalf of the Trust reserve the right to suspend sales of Shares in accordance with the terms of the Prospectus and applicable Law.

e.

Title to Securities; Restricted Shares. The Participant represents on behalf of itself and any Participant Client and any other person for which it acts that upon delivery of a portfolio of Deposit Instruments to the Custodian and/or the relevant subcustodian for the benefit of the Trust in accordance with the terms of the Prospectus, the Trust will acquire good, marketable and unencumbered title to such securities or instruments, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities or instruments imposed by (a) any agreement or arrangement entered into by the Participant or any Participant Client, or (b) any provision of the 1933 Act, and any regulations thereunder

(except that (I) securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if (1) exempt from such registration or (2) eligible for sale without registration pursuant to Rule 144A under the 1933 Act and such security is included by a Fund as a Deposit Instrument (a “Rule 144A Security”)), or of the applicable laws or regulations of any other applicable jurisdiction and (c) any such securities being “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act, in the hands of the Participant immediately prior to any such delivery. This representation excludes restriction due to the status of the Trust, any of the Funds or the Funds’ investment adviser.

f.

Corporate Actions. With respect to any Purchase Request, the Trust, on behalf of each applicable Fund, shall return to the Participant or the Participant Client any dividend, distribution, interest or other corporate action paid to the Trust in respect of any Deposit Instrument that is transferred to the Trust that, based on the valuation of such Deposit Instrument on the Business Day on which the Trust receives and accepts the Purchase Request in proper form, should have been paid to the Participant or the Participant Client in accordance with the terms of the instrument or corporate action. Likewise, the Participant acknowledges and agrees to return to the Trust any dividend, distribution, interest or other corporate action paid to the Participant or any Participant Client in respect of any Deposit Instrument that is transferred to the Trust that, based on the valuation of such Deposit Instrument on the Business Day on which the Trust receives and accepts the Purchase Request in proper form, should have been paid to the Trust. The Trust is entitled to reduce the amount of money or other proceeds due to the Participant or Participant Client that, based on the valuation of such Deposit Instrument at the time of transfer, should be paid to the Trust, in accordance with the terms of the instrument or corporate action. If the Trust so reduces the amount of money or other proceeds due to the Participant or the Participant Client, the Participant is entitled, in turn, to retain such dividend, distribution, interest or other corporation action.

g.

Ownership of Deposit Securities. Notwithstanding anything to the contrary contained herein, and subject to the provisions of paragraph c. of this Section 2, for the purposes of the laws of the State of New York, the Participant agrees that this Agreement is a contract for the sale of the Deposit Instruments in praesenti, and that ownership of, and all attendant rights to and benefits of, the Deposit Instruments shall be vested in the Trust as of the Business Day on which the Trust receives and accepts the related Purchase Request in proper form and in accordance with the foregoing terms and procedures.

3.	EXECUTION OF REDEMPTION ORDERS

a.

Creation Units. To effect the redemption of a Creation Unit of a Fund, the Participant agrees to deliver to the Trust, the requisite number of Shares comprising the number of Creation Units being redeemed plus any applicable Cash Amount and/or Cash Component. Proceeds of a redemption of a Creation Unit shall consist of Redemption Instruments and/or any applicable Cash Amount, less any applicable Cash Component. As described in the Prospectus and the Participant Supplement, in the event that some or all of the Shares comprising a Creation Unit to be delivered by the Participant in connection with any Redemption Order are missing on the Contractual Settlement date for such redemption Order, the Distributor, the Trust and the Transfer Agent may agree not to treat such redemption Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the Contractual Settlement Date, for the benefit of a

Fund in anticipation of delivery of all or a portion of the Creation Unit, delivers to the Trust, in accordance with the delivery instructions provided by the Distributor, cash collateral, free of all liens other than that in favor of the Trust, in an amount not less than 105% (or such higher percentage as determined by the Trust in its sole discretion) of the market value of the missing Shares. The Trust may require additional cash collateral to be posted if, in the sole discretion of the Trust, the existing collateral is insufficient to protect the Fund from market or other risks relating to the undelivered Shares. Such cash collateral shall be marked-to-the-market daily so that the amount posted is never less than 105% (or such higher percentage as determined by the Trust in its sole discretion) of the market value of the missing Shares until the earlier of a buy-in by the Trust or delivery of the missing Shares by the Participant. The Fund may at anytime effect a buy-in with respect to the missing Shares and use such cash collateral to purchase Shares without further consultation with Participant, and the Participant shall be responsible for any shortfall experienced by the Trust in effecting such buy-in as well as related transaction expenses. The Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Components, in connection with any Redemption Orders by such Participant or any Participant Client or other person submitting a Redemption Order through Participant.

b.

Cash in Lieu. The Trust may, in its sole discretion (as limited by its ETF Exemptive Order), permit or require the substitution of an amount of cash to be added to any Cash Amount to replace any Redemption Instrument (“cash in lieu”).

c.

Delivery of Shares. The Participant understands and agrees that in the event Shares are not transferred to the Trust (or the Custodian for the benefit of the Trust) by the time specified, a Redemption Order may be cancelled by the Trust and the Participant will be solely responsible for all expenses and costs incurred by the Trust and/or the Distributor related to a cancelled Order submitted by the Participant for itself, a Participant Client or any other person. The Distributor will provide notice to the Participant, as soon as reasonably practicable, of any such cancellation of a Redemption Order submitted by the Participant.

d.

Legal and Beneficial Ownership. The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it or the Participant Client, as the case may be, owns outright (within the meaning of Rule 200 of Regulation SHO) or has full legal authority and legal right to tender for redemption the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit and to the entire proceeds of the redemption and that such Shares have not been sold short, loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting the Participant’s ability to tender the Shares for redemption and the Fund’s ability to settle the Redemption Order on the Contractual Settlement Date and to take legal or beneficial ownership of such Shares pursuant to the redemption. In the event that the Distributor and/or the Trust have reason to believe that the Participant does not have the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit, the Distributor and/or the Trust may require the Participant to deliver or execute supporting documentation in order for the Redemption Order to be in proper form. Failure to deliver or execute the requested supporting documentation may result in a Participant’s Redemption Order being rejected as not in proper form.

e.	Corporate Actions. With respect to any Redemption Order, the Participant acknowledges and agrees to return to the Trust any dividend, distribution, interest or other corporate action paid to it or a Participant Client in respect of any Redemption Instrument that is transferred to the Participant or any Participant Client that, based on the valuation of such Redemption Instrument at the time of transfer, should have been paid to the Fund. It is acknowledged and agreed that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution, interest or other corporate action to be paid to the Participant or to the Participant Client in respect of any Redemption Instrument that is transferred to the Participant or any Participant Client that, based on the valuation of such Redemption Instrument at the time of transfer, should be paid to the Fund. Likewise, the Trust, on behalf of the applicable Fund, shall to return to the Participant or any Participant Client any dividend, distribution, interest or other corporate action paid to it in respect of any Share that is transferred to the Trust, on behalf of the applicable Fund, that, based on the valuation of such Share at the time of transfer, should have been paid to the Participant or the Participant Client.

f.

Cash Amount and Cash Component. In situations where a Cash Amount and/or a Cash Component will be applied to a Redemption Order, the Participant hereby agrees that it will make available or transfer cash in an amount equal to the Cash Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp tax or duty, sales or use tax, recording tax, value added tax and other similar governmental charges, fees and expenses payable upon the transfer of beneficial ownership of the Redemption Instruments or the Shares (regardless of whether such stamp tax or similar fee is imposed by law on the Fund so that such deduction reflects a reimbursement of the Fund). Payment of stamp tax or duties, transfer tax, sales or use tax, recording tax, value added tax and similar governmental charges, taxes, fees and expenses payable upon transfer of beneficial ownership of the Redemption Instruments or the Shares shall be the sole responsibility of the Participant and not of the Trust and, to the extent that the Trust, the Distributor or their agents are required by Law to pay any such tax or charge, the Participant agrees promptly to indemnify the Trust or the Distributor, as applicable, for any such payment, together with any applicable penalties, additions to tax or interest thereon. This Section 3(f) shall survive termination of this Agreement. The Participant hereby agrees to ensure that the Cash Amount and/or Cash Component will be received by the Trust in immediately available same day funds on or before the Contractual Settlement Date or such earlier time as may be designated by the Trust.

4.	BENEFICIAL OWNERSHIP LIMITATION

The Participant represents, warrants and covenants to the Distributor, the Transfer Agent and the Trust that:

a.

immediately after each acquisition of Shares by the Participant pursuant to this Agreement (based upon the number of outstanding Shares of such Fund made publicly available by the Trust) either: (i) it does not hold for its account or for the account of any Beneficial Owner of Shares of the relevant Fund, including, without limitation, the account of any Participant Client for which the Participant is acting in respect to such Redemption Order, eighty percent (80%) or more of the outstanding Shares of such relevant Fund or (ii) if it does hold for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio of Deposit Instruments transferred to the Fund with respect to a Purchase Request in such Fund different from the fair market value of such Deposit Instruments on the date of such Purchase Request. This representation and warranty shall be deemed repeated with respect to each Order for one or more Creation Units of Shares of any Fund. The Trust and the Transfer Agent and Distributor shall have the right to require information from the Participant regarding Share ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner or the ownership by such Participant or Participant Client in a circumstance that would not result in the Fund acquiring a basis in the Deposit Instruments that is different from the fair market value of such Deposit Instruments on the date of such Purchase Request as a condition to the acceptance of a deposit of Deposit Instruments.

b.

immediately after each acquisition of a Rule 144A Security by the Participant pursuant to this Agreement, it or any Beneficial Owner of the Rule 144A Security will be a “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

c.

it has established an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the U.S. trade and economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Asset Control and against any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-money laundering books and records. The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing provisions as may be amended or supplemented by applicable U.S. federal regulations. The Participant also agrees to provide any required information about itself (including the Participant’s beneficial ownership) that may be reasonably requested by Distributor to fulfill Distributor’s know-your-customer and customer identification obligations, Any change in the foregoing shall result in the automatic termination of this Agreement, and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trusts of such change.

5.	AUTHORIZED PERSONS

a.

Phone Orders and Website Orders. Except as otherwise provided herein, Orders shall be placed by the Participant in accordance with the Prospectus and the procedures set out in the Participant Supplement, each as provided to the Participant and currently in effect. It is acknowledged and agreed that these procedures may be revised, supplemented and updated from time to time and made available in the Prospectus and/or the Participant Supplement and provided to the Participant.

b.

Certification. Concurrently with the execution of this Agreement and as requested from time to time by the Trust and/or the Distributor but no less frequently than annually, the Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent, a certificate (the form of which is set out in Annex B) signed by the Participant’s Secretary or other duly authorized official setting out the names, titles, signatures, e-mail addresses and telephone and facsimile numbers of all Authorized Persons. Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trust of a superseding or amended certificate or other notice in a form approved by the Trust bearing a subsequent date. It shall be the responsibility of the Participant to ensure that the Distributor has a current list of all Authorized Persons. Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor and the Transfer Agent.

c.

PIN Numbers. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. The Participant represents and warrants that it has (or will establish), and will maintain, safeguards and controls against the unauthorized access to and use of PIN Numbers and that such safeguards and controls are commercially reasonable and not less than equivalent to those used by the Participant to safeguard information about its own business. If for some reason an Authorized Person’s PIN Number is compromised, the Participant or such Authorized Person shall contact the Transfer Agent immediately in order for a new PIN Number to be issued. The Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent. Upon receipt of such written request, the Transfer Agent shall promptly deactivate the PIN Number. If a Participant’s PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant and the Transfer Agent. Upon receipt of notice of termination of the authority of an Authorized Person from the Participant, the Transfer Agent shall deactivate the PIN Number of such Authorized Person. The Distributor and Transfer Agent shall be entitled to assume that all instructions issued using the Participant’s PIN Number have been properly placed by an Authorized Person. The Participant will immediately notify the Trust and the Distributor of any actual, probable or reasonably suspected breach of security of its systems and/or of any actual, probable or reasonably suspected unauthorized access to a PIN Number (each, a “Security Breach”) by sending notice to NetworkOperationsSecurityCenter@franklintempleton.com. The Participant, at its sole cost, shall: (i) promptly investigate, remedy and take any other action it or the Trust or the Distributor reasonably deems necessary regarding any Security Breach and any dispute, inquiry or claim that concerns the Security Breach; and (ii) shall provide reasonable assurance to the Trust and the Distributor that such Security Breach will not recur. The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number, unless the Participant shall have notified the Transfer Agent in writing a reasonable time prior thereto that such person is not an Authorized Person as provided above and such notification has been received by the Transfer Agent. This limitation of liability shall survive termination of this Agreement.

6.	CERTAIN REPRESENTATIONS AND WARRANTIES OF PARTICIPANT AND/OR DISTRIBUTOR

a.

Ability to Enter Into Agreement. The Participant and Distributor hereby represents and warrants that it (i) is duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, and (iii) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement and has taken all necessary action required by its governing documents or other applicable requirements of Law to authorize the execution, delivery and performance of this Agreement. Each of the Participant and Distributor hereby represents and warrants that this Agreement, when executed and delivered by the Participant or the Distributor, as applicable, will constitute a legal, valid and binding obligation of it and be enforceable against it in accordance with the terms of the Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

b.

Clearing Status. The Participant hereby represents and warrants that with respect to all Orders for the creation or redemption of Creation Units of any Fund, (i) it is a DTC Participant, (ii) it has the ability to transact through the CNS Clearing Process, and (iv) it has the ability to transact outside the CNS Clearing Process through such processes designated by such Fund. The Participant represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund it has the ability to transact through the Federal Reserve System. Any change in the foregoing status of the Participant shall automatically terminate this Agreement, and Authorized Participant shall give prompt written notice to the Distributor and the Transfer Agent of such change.

c.

Broker Dealer Status. The Participant hereby covenants, represents and warrants that it is (i) registered with the SEC as a broker-dealer under the 1934 Act and a member of FINRA, or exempt from, or it is otherwise not required to be licensed as, a broker-dealer or a member of FINRA; and (ii) registered, licensed or otherwise qualified to act as a broker or dealer in the states or other jurisdictions where it conducts its activities or its otherwise exempt. The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and NASD/FINRA Conduct Rules of FINRA, to the extent such laws, rules and regulations relate to Participant’s Orders, offers and sales and related transactions in, and activities with respect to, the Shares, and that it will not offer or sell Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

d.

Foreign Status. If the Participant is offering and selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth in the preceding paragraph, the Participant nevertheless agrees to observe the applicable Law of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and to conduct its business in accordance with the NASD/FINRA Conduct Rules to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares. Notwithstanding anything to the contrary herein, the Participant represents, warrants and covenants to the Distributor that Participant is an entity organized in the United States and all Orders will be placed within the United States.

e.

Potential Distributor Status. The Participant understands and acknowledges that the method by which Shares will be created and traded may raise certain issues under applicable securities laws, rules and regulations. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur. The Distributor and the Trust hereby caution Participant that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

f.

Third-Party Platforms. The Participant understands, acknowledges and agrees that Orders in Shares may be effected through an electronic or other platform maintained by an affiliate of the Transfer Agent or another third-party. The Participant hereby covenants, represents and warrants that it shall abide by the terms and conditions for the use of any such platforms, including, without limitation, any limitations placed on the Participant’s use of such platforms and any confidentiality provision or security procedure associated with such platforms, in each case in accordance with the terms of the agreement governing such platforms.

7.	ROLE OF PARTICIPANT

a.

Independent Contractor. The Participant each acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Distributor in any matter or in any respect. Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares or to offer or sell the Shares. The Participant agrees to make itself and its employees available upon request during normal business hours to consult with a Fund or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

b.

Maintenance of Records. The Participant agrees to maintain records of all Orders relating to Shares made by or through it as required by applicable Law, and to furnish copies of such records to the Trust or the Distributor upon the reasonable request of the Trust or the Distributor.

8.	MARKETING MATERIALS AND REPRESENTATIONS

a.

The Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those consistent with in the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Trust or the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Participant by the Trust or the Distributor and such other information and materials as may be approved in writing by the Trust or the Distributor. The Participant understands that the Trust and the Funds will not be advertised or marketed as open-end investment companies (i.e., as mutual funds) which offer redeemable securities, and that any advertising materials will prominently disclose that the individual Shares are not redeemable units of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that Shares are not individually redeemable and that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Unit aggregations only.

b.

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports, sales commentary, market color and other similar material that includes information, opinions or recommendations relating to the Shares, provided that such materials comply with applicable Law.

c.

Participant agrees that, so long as this Agreement remains in effect, it may be identified or named as an “Authorized Participant,” or any similar designation, in any materials relating to any Fund, the Trust or as may be necessary to meet applicable legal requirements.

9.	IRREVOCABLE PROXY

a.

Appointment of Irrevocable Proxy. The Participant, from time to time, may be a beneficial owner and/or an owner of record of Shares (within the meaning of Rule 200 of Regulation SHO). To the extent that it is a beneficial owner of Shares (within the meaning of Rule 200 of Regulation SHO), the Participant does hereby irrevocably appoint the Distributor as its true and lawful attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially owned Shares of each Fund, which the Participant is or may be entitled to vote at any meeting of a Fund held after the date this Agreement is executed, whether annual or special and whether or not a postponed or adjourned meeting, or, if applicable, to give written or electronic consent with respect thereto, and to otherwise represent the Participant at the meeting with all powers possessed by the Participant if personally present at the meeting. The Participant hereby revokes all prior proxies for such meetings, affirms that this proxy is given in connection with the Agreement and that this proxy is coupled with an interest and is valid and irrevocable during the term set forth in paragraph c of this Section 9, and ratifies and confirms all that the proxy may lawfully do or cause to be done by virtue hereof.

b.

Powers of Attorney and Proxy. The Distributor, as attorney and proxy for the Participant under this paragraph: (i) is hereby given full power of substitution and revocation, (ii) may act through such agents, nominees or substitute attorneys and proxies as it may from time to time appoint, and (iii) may provide voting instructions to such agents, nominees or substitute attorneys and proxies in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant.

c.

Term of Power of Attorney and Proxy. The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Participant acquires Shares as a beneficial owner. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect. This irrevocable proxy automatically shall be assigned to any successor distributor for the Trust with respect to any Fund if the Distributor ceases to act as Distributor to that Fund. The Distributor may assign this irrevocable proxy to a successor distributor of the Trust with written notice to the Participant. In the event applicable law prevents the assignment of the irrevocable power of attorney and proxy, or deems such power of attorney and proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor, or a successor distributor (as applicable), to serve as its attorney and proxy for the purposes discussed in this Agreement.

10.	INDEMNIFICATION; LIMITATION OF LIABILITY

This Section shall survive the termination of this Agreement.

a.

The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent, their respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant-Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees, collectively “Losses”) incurred by such Participant-Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable Law; (iv) representations by the Participant, its employees or its agents or other representatives or any Participant Client about the Shares, any participant Indemnified Party or the Trust that is not included in the Trust’s then-current Prospectus; (v) any untrue statement or alleged untrue statement of a material fact contained in any research reports or marketing material prepared by Participant regarding the Funds or any of them or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statements or omission was made or included by the Participant at the written direction of the Trust or the Distributor or taken verbatim (in context and without omission) from the Prospectus or marketing material prepared by the Distributor or the Trust; and (vi) actions of such Participant-Indemnified Party in reliance upon any instructions issued to the Trust, the Distributor or the Transfer Agent reasonably believed by the Trust, the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant or an Authorized Person. The foregoing shall not apply to any Losses incurred by such Participant-Indemnified Party arising out of the Participant-Indemnified Party’s own fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

b.

The Distributor hereby agrees to indemnify and hold harmless the Participant, and each of its respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor-Indemnified Party”) from and against any Losses incurred by such Distributor-Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable Law; (iv) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading other than any statement made in reliance upon information provided to the Distributor, the Trust or any other person on behalf of the Trust or the Fund by the Participant in writing and (v) actions of such Distributor-Indemnified Party in reliance upon any representations reasonably believed by the Participant to be genuine and to have been given by the Distributor. The foregoing shall not apply to any Losses incurred by such Distributor-Indemnified Party arising out of the Distributor-Indemnified Party’s own fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

c.

Notwithstanding anything to the contrary in this Agreement, the Distributor, the Transfer Agent and the Fund will not indemnify the Participant for any violations of the federal or state securities laws (or other applicable Law) committed by the Participant through its failure to deliver a Prospectus in connection with the offer or sale of Shares and for any oral or written representation or warranty by Participant that is not contained in the Prospectus.

d.

Notwithstanding anything to the contrary in this Agreement, none of the Participant, the Distributor and the Transfer Agent shall be liable to each other for any Losses under this Agreement arising out of (i) mistakes or errors in data provided in connection with Orders except for data provided by the other or (ii) mistakes or errors by or out of interruptions or delays of communications with a service provider to the Trust.

e.

Each of the Participant, the Distributor and the Transfer Agent undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement.

f.

In the absence of fraud, bad faith, gross negligence, or reckless or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor, the Participant, nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such good faith shall have been grossly negligence in ascertaining the pertinent facts necessary to make such judgment. In no event shall any Party be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if such Parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any Party be liable for the acts or omission of the CNS Clearing Process, DTC, NSCC, the Federal Reserve System, the Custodian or any securities depository, clearing corporation, exchange or communications service.

g.

No party shall be responsible or liable for any failure or delay in the performance of its obligations or those of its agents under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; extreme weather events, including blizzards, hurricanes, tornados and thunder storms, fires; floods; wards; civil or military disturbances; blackouts; terrorism; breakdowns in communications systems; riots; loss or malfunction of utilities or computer or internet services; labor disputes; acts of civil or military authority or governmental actions.

h.

Neither the Transfer Agent nor the Distributor shall be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

11.	THIRD PARTY BENEFICIARIES

The Distributor and the Participant acknowledge and agree that this Agreement is entered into for, among other things, the benefit of the Trust and intend that the Trust shall be a third-party beneficiary of this Agreement and be entitled to enforce all of the terms hereof, including, without limitation, the rights granted in its favor and in favor of the Distributor, the Transfer Agent or the Custodian under this Agreement.

12.	NOTICES

All notices, communications, requests and demands to or upon the respective Parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or email with confirmed delivery status notification. All notices shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission or email transmission, when sent, addressed as follows or at such other address as such party may designate in writing (a change in a party’s contact information below in accordance with this Section shall not be deemed as an amendment to this Agreement). Notwithstanding the above, delivery of any amendment or supplement to the Prospectus or Participant Supplement shall be made via email to the Authorized Persons listed on Annex B.

DISTRIBUTOR:	PARTICIPANT:

Attn: Intermediary Client Onboarding 100 First Stamford Place 5th Floor Stamford, CT 06902 Telephone: (203) 703-6000 Facsimile: (877) 563-3019 Email: Contracts-us_ico@franklintempleton.com	Attn: Telephone: Facsimile: Email:

TRANSFER AGENT:	IF TO THE TRUST:

Attn: ETF Services Group 101 Barclay Street New York, NY 10286	Attn: Navid J. Tofigh Senior Associate General Counsel One Franklin Parkway San Mateo, CA 94403-1906 Telephone: (650) 312-3492 Facsimile:

Email: navid.tofigh@franklintempleton.com

13.	COMMENCEMENT OF TRADING

The Participant may not submit an Order pursuant to this Agreement until five Business Days after effectiveness of this Agreement or a date agreed upon by the Distributor and the Participant; provided, however, that this Agreement shall be immediately effective if the execution of this Agreement supersedes another Authorized Participant Agreement among the Parties that is currently in effect.

14.	DEFINITIONS

The capitalized terms used in this Agreement are defined as follows. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus or in the Participant Supplement. The terms defined below shall include the plural or singular thereof as the context may require.

a.	“1933 Act” means the Securities Act of 1933, as amended.

b.	“1934 Act” means the Securities Exchange Act of 1934, as amended.

c.	“1940 Act” has the meaning provided in the recitals.

d.

“Affiliated Person” shall have the meaning given to it by Section 2(a)(3) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order applicable to the Trust or its investment adviser.

e.	“Agreement” has the meaning set forth in the preamble hereto.

f.

“Authorized Person” means a person that is authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the Participant.

g.	“Beneficial Owner” shall have the meaning given to it by Rule 16a-1(a)(2) of the 1934 Act.

h.	“Business Day” shall mean each day the exchange on which a Fund is listed is open for regular trading.

i.

“Cash Amount” means, (1) in the case of a purchase of a Creation Unit, an amount of cash equal to the difference between the total aggregate value of the Deposit Instruments and the NAV of the Creation Unit; and (2) in the case of a redemption of a Creation Unit, an amount of cash equal to the difference between the NAV of the Creation Unit being redeemed and the total aggregate value of the Redemption Instruments delivered by the Fund in consideration for the Creation Unit, in such case including any cash in lieu amounts.

j.

“Cash Component” means an amount of cash sufficient to pay any applicable transaction fee, redemption fee and any additional fixed and/or variable charges applicable to purchase or redemption transactions effected fully or partially in cash (when, in the sole discretion of the Trust, cash transactions are available or specified), in each case, as disclosed in the Prospectus for the applicable Fund. Without limiting the generality of the foregoing, the term “Cash Component” shall also include any fees, costs and expenses (including, without limitation, reasonable attorneys fees) incurred by a Fund in taking possession of, liquidation of or other use of any collateral posted in lieu of delivery of Deposit Instruments or Shares.

k.

“CNS Clearing Process” means the applicable clearing process specified for any Fund, including but not limited to those effected through the facilities of DTC, the CNS System, Euroclear, the Custodian, local subcustodians and/or any subset or combination thereof.

l.	“CNS System” means the Continuous Net Settlement clearing processes of NSCC.

m.	“Code” means the Internal Revenue Code of 1986, as amended.

n.

“Contractual Settlement Date” means the date as specified in the Prospectus or in the Participant Supplement upon which delivery of Deposit Instruments, Shares and/or any Cash Amount and/or Cash Component, as applicable, must be made by the Participant to the Trust.

o.	“Creation Unit” means an aggregation of a specified number of Shares as stated in the Prospectus for the applicable Fund.

p.	“Custodian” means The Bank of New York Mellon or such other custodian as the Trust may specify from time to time.

q.

“Deposit Instruments” means an in-kind deposit of a designated portfolio of equity or fixed-income securities or other financial instruments as determined from time to time in the sole discretion of the Trust in accordance with the terms of the Prospectus.

r.	“Distributor” has the meaning set out in the preamble hereto and shall apply to any other distributor as the Trust may specify from time to time.

s.	“DTC” means The Depository Trust Company.

t.	“DTC Participant” means a person that is eligible and authorized to participate in the DTC direct registration system.

u.	“ETF Exemptive Order” means the exemptive order issued by the SEC to the Trust (Investment Company Act Release No. 31920), as the same may be amended from time to time.

v.	“Federal Reserve System” means the central banking system of the United States.

w.	“FINRA” means the Financial Industry Regulatory Authority, Inc.

x.	“Fund” has the meaning set out in the recitals and may include Funds that are formed and offered after the date of this Agreement.

y.	“Fund Information” has the meaning set out in Section 1(h) hereto.

z.

“Law” means any rule, regulation, statute, order, ordinance, guideline, pronouncement, code or other legally enforceable requirement, including common law, state and federal laws or securities laws and laws of foreign jurisdictions and, with respect to a Party, the rules and regulations of any SRO of which such Party or, to the extent relevant to the performance of a Party’s obligations under this Agreement, such Party’s Affiliated Person, is a member or securities market on which Shares are listed.

aa.	“Losses” has the meaning set out in Section 10(a) hereto.

bb.	“NAV” means net asset value.

cc.	“NSCC” means the National Securities Clearing Corporation.

dd.	“Orders” means either Purchase Requests or Redemption Orders or both, as the context requires.

ee.	“Participant” has the meaning set out in the preamble hereto.

ff.	“Participant Client” means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise).

gg.	“Participating Party” means a Participant who is a member of the NSCC and a participant in the CNS System of NSCC.

hh.

“Participant Supplement” means the handbook and other supplemental materials that accompany, or are made available in connection with, this Agreement that provide revised or additional procedures with respect to a Participant’s transactions with the Distributor and the Trust, as they may be amended from time to time by the Distributor or the Trust and made available to the Participant. The Participant Supplement is incorporated by reference into this Agreement and hereby made a part hereof. It is acknowledged and agreed that the Participant Supplement may be made available solely in an electronic format accessible via the internet. Any changes to the Participant Supplement made available to the Participant subsequent to the date of this Agreement shall also be deemed incorporated by reference herein.

ii.	“Party” means the Distributor, the Participant and the third-party beneficiaries named in Section 11 hereto.

jj.	“Pin Number” has the meaning set out in Section 5(c) hereto.

kk.	“Portfolio Deposit” means the requisite Deposit Instruments and, if applicable, a Cash Amount.

ll.	“Prospectus” means each Fund’s current prospectus, any prospectus supplement and the statement of additional information included in the Trust’s effective registration statement,

as supplemented and/or amended from time to time, the contents of which are hereby incorporated into this Agreement by reference.

mm.	“Purchase Request” means an irrevocable order to purchase Shares by a Participant.

nn.	“Redemption Instruments” means in-kind redemption proceeds of a designated portfolio of securities or other financial instruments as determined from time to time in the sole discretion of the Trust.

oo.	“Redemption Order” means a request to redeem Shares by a Participant.

pp.	“Rule 144A Security” has the meaning set forth in Section 2(e) hereof.

qq.	“SEC” means the U.S. Securities and Exchange Commission.

rr.	“Security Breach” has the meaning set out in Section 5(c) hereof.

ss.

“Shares” has the meaning set out in the recitals and shall refer to (i) shares of beneficial interest for a Trust organized as a business, statutory or similar trust or as a partnership and (ii) shares of common stock for a Trust organized as a corporation.

tt.	“SRO” means any self-regulatory organization as such term is defined under the 1934 Act.

uu.	“Transfer Agent” means The Bank of New York Mellon and shall apply to any other transfer agent as the Trust may specify from time to time upon notice to the Participant.

vv.

“Trust” means the registered investment company or companies listed on Annex A, as such Annex A may be revised or supplemented from time to time by the Distributor and provided to the Participant. To the extent more than one Trust is listed on Annex A hereto, this Agreement shall apply to each Trust individually and all references to the “Trust” shall include each Trust as if such Trust was specifically named in the body of this Agreement.

15.	INCORPORATION BY REFERENCE AND PROSPECTUS CONTROLLING

The Participant acknowledges receipt of the Participant Supplement, represents that it has reviewed such document and understands the terms thereof, and further acknowledges that the information and procedures contained therein are incorporated herein by reference. The Participant also acknowledges and agrees that the Prospectus for each Fund may contain, among other things, procedures relating to the creation and redemption of Shares. The Participant hereby acknowledges and agrees that it has the responsibility of reviewing and obtaining familiarity with the Prospectus for the Shares of each Fund in which it transacts. In the event that any information contained in the Participant Supplement is in conflict with the information disclosed in the Prospectus for a Fund, the information contained in the Prospectus shall be controlling.

16.	EFFECTIVENESS, TERMINATION, AMENDMENT AND ASSIGNMENT

This Agreement shall become effective in this form upon delivery to and execution by the Distributor. This Agreement may be terminated immediately pursuant to any automatic termination provision included herein or at any time by any Party upon sixty days prior written notice to the other Parties and may be terminated earlier by a Party at any time in the event of a breach by the other Party of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement of the same subject matter between or among the Parties, including without limitation all prior authorized participant agreements with respect to the Trust. This Agreement may not be amended except by a writing signed by all the Parties hereto. For the avoidance of doubt, it is acknowledged and agreed that changes in procedures stated in the Prospectus or Participant Supplement shall not be considered an amendment to this Agreement and shall be effective immediately. This Agreement may not be assigned by the Participant, except in connection with the sale of all or substantially all of the Participant’s business to another party. In the event that another principal underwriter replaces the Distributor as the principal underwriter of the Trust, this Agreement will be deemed to be assigned by the Distributor to such replacement principal underwriter upon notice to, but without any further consent of, the Participant or the Distributor.

17.	ACKNOWLEDGEMENT

The Participant acknowledges receipt of the Prospectus and the Participant Supplement, represents it has reviewed the Prospectus and the Participant Supplement, understands the terms thereof, and it further acknowledges that the procedures contained in the Prospectus and in the Participant Supplement pertaining to the creation and redemption of Shares are incorporated herein by reference.

18.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY AND THE APPELATE COURTS THEREFROM OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.	DELEGATION

It is acknowledged and agreed by the Parties that any action contemplated to be taken by the Trust (including on behalf of itself or any Fund), in the sole discretion of the Trust, may be taken or accomplished by a designee of the Trust.

20.	COUNTERPARTS; SEVERANCE

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentional of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respect benefits, obligations or expectations of the Parties to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: ____________________

[Authorized Participant]

By:________________________________
Name:
Title:

FRANKLIN DISTRIBUTORS, LLC

By :__________________________________
Name:
Title:

Accepted by:

THE BANK OF NEW YORK MELLON, as Transfer Agent

By :__________________________________
Name:
Title:

Annex A

LEGG MASON ETF INVESTMENT TRUST

ClearBridge Dividend Strategy ESG ETF

ClearBridge Large Cap Growth ESG ETF

Royce Quant Small-Cap Quality Value ETF

Western Asset Short Duration Income ETF

Western Asset Total Return ETF

Franklin International Low Volatility High Dividend Index ETF

Franklin U.S. Low Volatility High Dividend Index ETF

FRANKLIN ETF TRUST

Franklin Short Duration U.S. Government ETF

FRANKLIN TEMPLETON ETF TRUST
ETF Name	BNYM Transition Date
ClearBridge Sustainable Infrastructure ETF	July 21, 2025
Franklin Exponential Data ETF	July 21, 2025
Franklin Focused Growth ETF	July 21, 2025
Franklin Income Equity Focus ETF	July 21, 2025
Franklin Income Focus ETF	July 21, 2025
Franklin Intelligent Machines ETF	July 21, 2025
Franklin International Aggregate Bond ETF	July 21, 2025
Franklin Systematic Style Premia ETF	July 21, 2025
Franklin U.S. Core Bond ETF	July 21, 2025
Franklin U.S. Treasury Bond ETF	July 21, 2025

BrandywineGLOBAL – Dynamic US Large Cap Value ETF	August 25, 2025
BrandywineGLOBAL – US Fixed Income ETF	August 25, 2025
Franklin Disruptive Commerce ETF	August 25, 2025
Franklin Dynamic Municipal Bond ETF	August 25, 2025
Franklin Emerging Market Core Dividend Tilt Index ETF	August 25, 2025
Franklin FTSE Asia ex Japan ETF	August 25, 2025
Franklin FTSE Australia ETF	August 25, 2025
Franklin FTSE Brazil ETF	August 25, 2025
Franklin FTSE Canada ETF	August 25, 2025
Franklin FTSE China ETF	August 25, 2025
Franklin FTSE Europe ETF	August 25, 2025
Franklin FTSE Eurozone ETF	August 25, 2025
Franklin FTSE Germany ETF	August 25, 2025
Franklin FTSE India ETF	August 25, 2025
Franklin FTSE Japan ETF	August 25, 2025
Franklin FTSE Japan Hedged ETF	August 25, 2025
Franklin FTSE Latin America ETF	August 25, 2025
Franklin FTSE Mexico ETF	August 25, 2025

Franklin FTSE Russia ETF	August 25, 2025
Franklin FTSE Saudi Arabia ETF	August 25, 2025
Franklin FTSE South Korea ETF	August 25, 2025
Franklin FTSE Switzerland ETF	August 25, 2025
Franklin FTSE Taiwan ETF	August 25, 2025
Franklin FTSE United Kingdom ETF	August 25, 2025
Franklin Genomic Advancements ETF	August 25, 2025
Franklin High Yield Corporate ETF	August 25, 2025
Franklin International Core Dividend Tilt Index ETF	August 25, 2025
Franklin International Dividend Multiplier Index ETF	August 25, 2025
Franklin Investment Grade Corporate ETF	August 25, 2025
Franklin Municipal Green Bond ETF	August 25, 2025
Franklin Senior Loan ETF	August 25, 2025
Franklin U.S. Core Dividend Tilt Index ETF	August 25, 2025
Franklin U.S. Dividend Multiplier Index ETF	August 25, 2025
Franklin U.S. Equity Index ETF	August 25, 2025
Franklin U.S. Large Cap Multifactor Index ETF	August 25, 2025
Franklin U.S. Mid Cap Multifactor Index ETF	August 25, 2025
Franklin U.S. Small Cap Multifactor Index ETF	August 25, 2025
Franklin Ultra Short Bond ETF	August 25, 2025
Martin Currie Sustainable International Equity ETF	August 25, 2025
Western Asset Bond ETF	August 25, 2025

PUTNAM ETF TRUST

Putnam PanAgora ESG Emerging Markets Equity ETF	7/21/2025
Putnam PanAgora ESG International Equity ETF	7/21/2025
Putnam ESG High Yield ETF	7/21/2025
Putnam ESG Core Bond ETF	7/21/2025
Putnam ESG Ultra Short ETF	7/21/2025
Putnam BioRevolutionTM ETF	7/21/2025
Putnam Emerging Markets ex-China ETF	7/21/2025
Putnam BDC Income ETF	7/21/2025
Putnam Focused Large Cap Growth ETF	7/21/2025
Putnam Focused Large Cap Value ETF	7/21/2025
Putnam Sustainable Leaders ETF	7/21/2025
Putnam Sustainable Future ETF	7/21/2025

ANNEX B

CERTIFICATE DESIGNATING AUTHORIZED PERSONS

The following employees of __________ (each, an “Authorized Person”) are authorized, in accordance with the Authorized Participant Agreement between __________ and Franklin Distributors LLC, as such Agreement may be amended from time to time, to act as agent of __________ to submit purchase request and redemption orders (“Orders”) on behalf of __________ and to give instructions or any other notice or request on behalf of __________ with respect to such Orders or any other activity contemplated by the Authorized Participant Agreement.

SECTION A - List of Current Authorized Persons

Name:	Name:
Title:	Title:
E-mail:	E-mail:
Telephone:	Telephone:
Fax:	Fax:

Signature:	Signature:

Name:	Name:
Title:	Title:
E-mail:	E-mail:
Telephone:	Telephone:
Fax:	Fax:

Signature:	Signature:

Name:	Name:
Title:	Title:
E-mail:	E-mail:
Telephone:	Telephone:
Fax:	Fax:

Signature:	Signature:

Name:	Name:
Title:	Title:
E-mail:	E-mail:
Telephone:	Telephone:

Fax:	Fax:

Signature:	Signature:

Name:	Name:
Title:	Title:
E-mail:	E-mail:
Telephone:	Telephone:
Fax:	Fax:

Signature:	Signature:

SECTION B - List of Changes to Authorized Persons

The following persons who were not designated as Authorized Persons on Participant’s previous Certificate have been added as Authorized Persons:	The following persons who were included on the Participant’s previous Certificate are no longer Authorized Persons:

1.	1.

2.	2.

3.	3.

4.	4.

The undersigned, does hereby certify that the persons listed in Section A above have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement.

By: _________________________
Name:
Title:

Date: